Exhibit 99.3
UNAUDITED CONDENSED PRO FORMA FINANCIAL DATA
($ in thousands)
On July 10, 2007, Metalico, Inc. acquired 82.5% of the outstanding capital stock of TotalCat Group, Inc. (“TotalCat”), a recycler and manufacturer of catalytic devices headquartered in Newark, New Jersey. Both Metalico and the selling stockholders of TotalCat have rights to require the sale of the remaining TotalCat stock to Metalico at a future date at a price determined in accordance with a formula set forth in the governing stock purchase agreement.
The aggregate purchase price for the capital stock acquisition was approximately $30,000, plus a $1,488 payment for net working capital in excess of a predetermined amount. The Company also entered into a $1,500 non-compete agreement with one of the previous owners. The acquisition was financed with a $18,000 term loan maturing in six years with the $13,488 balance of the purchase price paid with additional borrowings from our existing credit facility. The term loan bears interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. Our existing credit facility bears interest at the “Base Rate” (a rate determined by reference to the prime rate) plus .25% or, at our election, the current LIBOR rate plus 2%. The Company has also recorded a liability for $5,734 representing the present value of a put option provided to the seller for the remaining 17.5% not acquired in this purchase transaction.
The acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to goodwill and certain identifiable intangible assets (which include customer lists) with an estimated weighted average life of 10 years. The allocation to goodwill and other intangibles may be adjusted for certain other identifiable intangible assets with estimated weighted average lives of seven to ten years. The purchase price allocation will be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.
The following unaudited pro forma condensed consolidated financial statements and the notes thereto present our financial position and results of operation giving effect to the TotalCat Acquisition, as described in more detail below. These financial statements and related notes should be read in conjunction with other financial information, including the audited financial statements of Metalico and the notes thereto, as well as the audited financial statements of TotalCat and the notes thereto, included elsewhere herein. The unaudited pro forma condensed consolidated statements of income give effect to the Acquisition as if such transaction had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet gives effect to such transaction as if it had occurred on June 30, 2007. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the TotalCat Acquisition had been consummated at the beginning of the period presented, nor are they necessarily indicative of our future operating results. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or integration benefits which may result from the Acquisition.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the six months ended June 30, 2007
($ in thousands, except per share information)
(Unaudited)

	Metalico,	TotalCat
	Inc. and	Group,	Pro Forma		Pro Forma
	subsidiaries	Inc.	Adjustments		Consolidated
Revenue	$118,517	$20,544	$—		$139,061

Costs and expenses
Operating expenses	96,719	18,434	—		115,153
Selling, general and administrative expenses	7,901	1,812	218	(a)	9,931
Depreciation and amortization	2,276	62	146	(b)	2,484

	106,896	20,308	364		127,568

Operating income	11,621	236	(364)		11,493

Financial and other income (expense)
Interest expense	(1,089)	(395)	(1,970	) (c)(d)	(3,454)
Other	89	4	—		93

	(1,000)	(391)	(1,970)		(3,361)

Income from continuing operations before income taxes and minority interest	10,621	(155)	(2,334)		8,132

Provision for federal and state income taxes	3,901	68	(964	) (e)	3,005

Income from continuing operations before minority interest	6,720	(223)	(1,370)		5,127

Minority interest	132	(15)	—	(f)	117

Income from continuing operations	$6,852	$(238)	$(1,370)		$5,244

Earnings per common share:
Basic:
Income from continuing operations	$0.26				$0.20

Diluted:
Income from continuing operations	$0.26				$0.20

Weighted average common shares outstanding
Basic	26,312,400				26,312,400

Diluted	26,764,339				26,764,339

(a)	-	To record key person retention bonuses for employees per agreed upon amounts ($435 in year 2 per schedule; $218 for the six month period).

(b)	-	To record amortization expense of $292 on $2,924 of acquired customer lists over a 10 year life ($146 for the six month period).

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the TotalCat Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are customer-related intangible assets including (a) customer lists and (b) order or production backlog. We have initially estimated $2,924 as identifiable intangible assets for acquired customer lists which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from seven to ten years. If additional intangibles are specifically identified, our amortization expenses would increase in the above six-month pro-forma statement of income by $25 to $35 per every $500 of specifically identified intangibles.

(c)	-	In connection with the TotalCat Acquisition, we issued a term note payable totaling $18,000 and $13,488 was drawn down on our existing revolving line of credit at a rate of 8.75%. The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. (assumed rate of 11.75% for the six months ended June 30, 2007). Adjustment to record estimated interest expense related to the debt instruments described above ($1,648). As noted above, the $18,000 of debt for the term note and $13,488 drawn down from our existing revolving line of credit include variable rates. If the prime rate were to increase to 8.38%, we would have additional interest expense related to the term loan of $12 and for our existing revolving line of credit of $11 for the six months ended June 30, 2007. Each additional 0.13% increase in the prime lending rate would result in an addition $23 of interest expense for the six months ended June 30, 2007.

The pro-forma adjustment also includes amortization expense of ($58) related to $648 of capitalized financing costs for the term note amortized over the six year life of the note and $265 related to capitalized financing costs incurred for the amendment of the Company’s revolving facility note amortized over the six year life of the new credit facility.

(d)	-	To record accretion of discount on put option issued to seller in connection with the sale of the remaining 17.5% retained by seller using the effective interest method and a rate of 8.50%. ($264)

(e)	-	To record estimated income tax benefit ($964) on loss of TotalCat and adjustments above based on expected marginal tax rates of 36%. Income tax effect for TotalCat is loss from continuing operations before taxes of ($155) and pro-forma income tax benefit of ($56) less $68 of tax expense already reflected in TotalCat’s historical statement of income. Income tax benefit for the pro-forma adjustments column is loss from continuing operations of ($2,333) and pro-forma income tax benefit of ($840).

(f)	-	In connection with the TotalCat purchase agreement, Metalico has the right to purchase and the seller has a right to put the remaining 17.5% interest of TotalCat not acquired by Metalico at any time during a period of thirty days commencing on the second anniversary of the closing date. The purchase price for the remaining interest will be equal to the greater of (i) $6,750, and (ii) the sum of (A) the Remainder Valuation (set at $5,769 per the purchase agreement) plus (B) percentage of the Remainder Valuation equal to 35% of the appreciation, if any, in the per-share price of Metalico common stock (i) from the Share Price (ii) to the Appreciated Price. Due to the put/call agreement, we are accounting for our investment in TotalCat in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.” Since the ownership interests is subject to a put/call arrangement requiring settlement for a contractual amount as noted above, TotalCat is treated as 100% owned subsidiary by the Company with the amount due the outside owners reflected as a financing of a purchase of the minority interest. Therefore, there is no minority interest adjustment for the 17.5% not yet acquired by Metalico. Any change in the remaining purchase price will be reflected as interest in future periods.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2006
($ in thousands, except per share information)
(Unaudited)

	Metalico,	TotalCat
	Inc. and	Group,		Pro Forma		Pro Forma
	subsidiaries	Inc.		Adjustments		Consolidated
Revenue	$207,655	$26,268		$—		$233,923

Costs and expenses
Operating expenses	170,090	21,538		—		191,628
Selling, general and administrative expenses	13,772	2,095		325	(a)	16,192
Depreciation and amortization	4,010	65		292	(b)	4,367

	187,872	23,698		617		212,187

Operating income	19,783	2,570		(617)		21,736

Financial and other income (expense)
Interest expense	(2,197)	(224)		(3,855	) (c)(d)	(6,276)
Other	226	(1,462	) (g)	—		(1,236)

	(1,971)	(1,686)		(3,855)		(7,512)

Income from continuing operations before income taxes and minority interest	17,812	884		(4,472)		14,224

Provision for federal and state income taxes	6,258	(490)		(802	) (e)	4,966

Income from continuing operations before minority interest	11,554	1,374		(3,670)		9,258

Minority interest	65	22		—	(f)	87

Income from continuing operations	$11,619	$1,396		$(3,670)		$9,345

Earnings per common share:
Basic:
Income from continuing operations	$0.46					$0.37

Diluted:
Income from continuing operations	$0.45					$0.36

Weighted average common shares outstanding
Basic	24,922,942					24,922,942

Diluted	26,016,562					26,016,562

(a)	-	To record key person retention bonuses for employees per agreed upon amounts ($325 in year 1 per schedule).

(b)	-	To record amortization expense of $292 on $2,924 of acquired customer lists over a 10 year life.

We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the TotalCat Acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that may be identified are customer-related intangible assets including (a) customer lists and (b) order or production backlog. We have initially estimated $2,924 as identifiable intangible assets for acquired customer lists which could change based on the appraisal. Once the appraisal has been obtained for such intangible assets, any additional intangibles will be reclassified apart from goodwill and amortized over their estimated useful lives from seven to ten years. If additional intangibles are specifically identified, our amortization expenses would increase in the above twelve-month pro-forma statement of income by $50 to $70 per every $500 of specifically identified intangibles

(c)	-	In connection with the TotalCat Acquisition, we issued a term note payable totaling $18,000 and $13,488 was drawn down on our existing revolving line of credit at a rate of 8.75%. The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at (a) (i) the greater of 7.5% per annum and the “Reference Rate” (a rate determined by reference to the prime rate) plus (ii) 3.5% or (b) at the Company’s election, the current LIBOR rate plus 6.5%. (assumed rate of 11.50 % for the year ended December 31, 2006). Adjustment to record estimated interest expense related to the debt instruments described above ($3,216). As noted above, the $18,000 of debt for the term note and $13,488 drawn down from our existing revolving line of credit include variable rates. If the prime rate were to increase to 8.38%, we would have additional interest expense related to the term loan of $23 and for our existing revolving line of credit of $22 for the year ended December 31, 2006. Each additional 0.13% increase in the prime lending rate would result in an addition $45 of interest expense for the year ended December 31, 2006.

The pro-forma adjustment also includes amortization expense of ($152) related to $648 of capitalized financing costs for the term note amortized over the six year life of the note and $265 related to capitalized financing costs incurred for the amendment of the Company’s revolving facility note amortized over the six year life of the new credit facility.

(d)	-	To record accretion of discount on put option issued to seller in connection with the sale of the remaining 17.5% retained by seller using the effective interest method and a rate of 8.50%. ($487)

(e)	-	To record estimated income tax benefit ($802) on loss of TotalCat and adjustments above based on expected marginal tax rates of 36%. Income tax effect for TotalCat is income from continuing operations before taxes of ($884) and pro-forma income tax benefit of ($318). Income tax effect for the pro-forma adjustments column is loss from continuing operations of ($4,472) and pro-forma income tax benefit of ($1,610) less $490 of tax benefit already reflected in TotalCat’s historical statement of income.

(f)	-	In connection with the TotalCat purchase agreement, Metalico has the right to purchase and the seller has a right to put the remaining 17.5% interest of TotalCat not acquired by Metalico at any time during a period of thirty days commencing on the second anniversary of the closing date. The purchase price for the remaining interest will be equal to the greater of (i) $6,750, and (ii) the sum of (A) the Remainder Valuation (set at $5,769 per the purchase agreement) plus (B) percentage of the Remainder Valuation equal to 35% of the appreciation, if any, in the per-share price of Metalico common stock (i) from the Share Price (ii) to the Appreciated Price. Due to the put/call agreement, we are accounting for our investment in TotalCat in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.” Since the ownership interests is subject to a put/call arrangement requiring settlement for a contractual amount as noted above, TotalCat is treated as 100% owned subsidiary by the Company with the amount due the outside owners reflected as a financing of a purchase of the minority interest. Therefore, there is no minority interest adjustment for the 17.5% not yet acquired by Metalico. Any change in the remaining purchase price will be reflected as interest in future periods.

(g)	-	TotalCat incurred $1,465 in offering costs during the year ended December 31, 2006 in connection with a public offering of TotalCat’s stock in the United Kingdom which was not consummated. These costs were not directly attributable to the acquisition of TotalCat by us and therefore no proforma adjustment has been recorded to remove these costs from the historical results of operations. These costs have been determined to be a nonrecurring item.

METALICO, INC. AND SUBSIDIARIES AND TOTALCAT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2007
($ in thousands)
(Unaudited)

	Metalico,
	Inc. and	TotalCat	Pro Forma		Pro Forma
	subsidiaries	Group, Inc.	Adjustments		Consolidated
Cash and cash equivalents	$8,887	$281	$(3,450)	(c)(f)	$5,718
Trade receivables	32,511	3,405	—		35,916
Inventories	27,040	3,810	—		30,850
Other Current Assets	6,120	1,018	—		7,138

Total Current Assets	74,558	8,514	(3,450)		79,622

Property & Equipment, net	33,969	859	—		34,828

Goodwill, Other assets & Intangibles	51,798	10	36,392	(a)(b)(c)(e)(g)	88,200

Total Assets	$160,325	$9,383	$32,942		$202,650

Short-term debt	$198	$2,950	$(252)	(d)(f)	$2,896
Current maturities of long-term debt	5,182	3	—		5,185
Accounts payable and accrued expense	12,695	1,849			14,544
Other Current liabilities	5,969	1,750	500	(c)	8,219

Total Current liabilities	24,044	6,552	248		30,844

Long-term debt	11,491	15	29,776	(a)(b)(c)(d)(g)	41,282
Total other long-term liabilities	4,517	—	5,734	(e)	10,251

Total liabilities	16,008	6,567	35,758		82,377

Minority interest	4,617	(7)	7	(a)	4,617

Common Stock	31	—	—		31
Additional paid in capital	97,658	3,707	(3,707)	(a)	97,658
Retained earnings	18,234	(884)	884	(a)	18,234
Accumulated other comprehensive income	(267)	—	—		(267)

	115,656	2,823	(2,823)		115,656

Total liabilities & stockholders equity	$160,325	$9,383	$32,942		$202,650

(a)	-	To account for the TotalCat Acquisition, the financing entered into and the elimination of applicable amounts in consolidation and adjustments to assets to properly reflect assets purchased and liabilities to be assumed. We are in the process of obtaining an appraisal of identifiable intangible assets from a certified appraiser for recognition apart from goodwill recorded as a part of the pending acquisition; thus, the allocation of the purchase price is subject to adjustment. Identifiable intangible assets of significance that are most likely to be adjusted consumer-related intangible assets including (a) consumer lists and (b) order or production backlog. If the appraisal above leads us to conclude that an adjustment should be made to our preliminary estates of the value of such intangible assets, they will be reclassified apart from goodwill and amortized over their estimated useful lives from seven to ten years.
Our allocation of the TotalCat Acquisition, to the net assets we will acquire in the pro forma balance sheet, based on our preliminary estimates is as follows:

Assets:
Cash	$281
Accounts receivable	3,405
Inventory	3,810
Other Current Assets	1,018
Property & Equipment, net	859
Other assets	10
Customer lists	2,916
Goodwill & other intangibles	31,490
Liabilities Assumed:
Accounts payable and accrued expense	(1,849)
Short term debt and notes payable	(2,968)
Present value of put option for remaining 17.5%	(5,734)
Other liabilities	(1,750)

Net Assets	$31,488

The purchase price is allocated as follows:

Purchase price	$30,000
Payment for excess working capital	1,488
Long-term liabilities	15
Present value of put option for remaining 17.5%	5,734
Other assets	(10)
Total working capital purchased	(1,962)
Property & Equipment, net	(859)
Customer lists	(2,916)

Goodwill	$31,490

(b)	-	In connection with the TotalCat Acquisition, we issued a term note payable for $18,000. The note will be due and payable upon maturity six years from the date of issue and will bear variable interest at the prime lending rate (but not less than 7.5%) plus a margin of 3.5% (assumed average rate of 11.5% for the year ended December 31, 2006. We also incurred closing fees related to the term note of $649 and $265 in closing fees related to the amendment of the revolving credit facility and will amortize these costs over the respective lives of the note and revolving credit agreement.

(c)	-	In connection with the TotalCat purchase agreement, the sellers will enter into a four year non-compete covenant. In consideration of the non-compete covenant, we paid $500 at the closing date and will pay $250 on each of the dates occurring six months, one year, eighteen months, and two years after the closing date. The remaining balance due under to the sellers under the non-compete agreement in reflected in short-term ($500) and long-term liabilities ($500). $1,500 is reflected in goodwill, other assets and intangibles.

(d)	-	The $13,488 balance of the purchase price was paid from proceeds of the Company’s amended revolving credit facility and is reflected in short-term debt ($2,648) and long-term debt ($10,790).

(e)	-	In connection with the TotalCat purchase agreement, Metalico has the right to purchase and the seller has a right to put the remaining 17.5% interest of TotalCat not acquired by Metalico at any time during a period of thirty days commencing on the second anniversary of the closing date. The purchase price for the remaining interest will be equal to the greater of (i) $6,750, and (ii) the sum of (A) the Remainder Valuation (set at $5,769 per the purchase agreement) plus (B) percentage of the Remainder Valuation equal to 35% of the appreciation, if any, in the per-share price of Metalico common stock (i) from the Share Price (ii) to the Appreciated Price. The purchase price for the remaining 17.5% is computed to be $6,750 and is reflected in other long-term liabilities and goodwill discounted to its present value at 8.50% for two years from the date of closing, $5,734.

(f)	-	Repayment of the outstanding line of credit of TotalCat ($2,950).

(g)	-	Includes total adjustment of $486 related to $914 total capitalized financing costs for the term note and amended revolving credit facility less $428 already reflected in Metalico historical balance sheet.

A summary of the pro-forma adjustment to goodwill, other assets & intangibles is as follows:

Goodwill	$31,490
Customer lists	2,916
Non-compete	1,500
Debt issuance costs less $428 already recorded	486

Pro-forma adjustment to goodwill, other assets & intangibles	$36,392